EXHIBIT 99.1

SECURITY BANK CORPORATION ANNOUNCES RECORD

THIRD QUARTER EARNINGS

Macon, GA., October 18, 2006 / PR Newswire/ — Security Bank Corporation (Nasdaq: SBKC) today announced record earnings and earnings per share for the third quarter of 2006. All per share figures have been adjusted for the Company’s two-for-one stock split on May 27, 2005.

Earnings Summary

Net income for the third quarter of 2006 increased 55% to a record $6.9 million, compared to $4.5 million in the third quarter of 2005. Diluted earnings per share were $0.37 versus $0.33 for the same quarter in 2005, an increase of 12.1%. For the nine months ended September 30, 2006, net income was $18.2 million or $1.08 per diluted share, an increase of 54% and 14.9%, respectively, over the comparable period a year ago.

The Company’s annualized returns on average tangible equity and average assets for the third quarter of 2006 were 17.13% and 1.28%, respectively, compared to 20.46% and 1.34%, respectively, for the third quarter of 2005. For the nine months ended September 30, 2006, the annualized returns on average tangible equity and average assets were 18.41% and 1.27%, respectively, versus 19.29% and 1.32% for the same period in 2005. The primary reason for the decreases in returns on average tangible equity when compared to prior periods was the Company’s offering of 1,725,000 shares of common stock in May 2006.

Rett Walker, Security Bank Corporation President and CEO, remarked, “We are pleased with the record third quarter results. We successfully completed the acquisition of Homestead Bank in July and continue to experience strong loan and deposit growth company wide. In addition, we are very pleased with our success in controlling expenses during the quarter, as our efficiency ratio declined to 54% for the third quarter.”

On July 31, 2006, the Company completed its acquisition of Homestead Bank, a community bank located in Suwanee, Georgia. Homestead Bank became Security Bank of Gwinnett County at that time. The quarter ended September 30, 2006 includes two months of operations for Security Bank of Gwinnett County and balance sheet averages for the third quarter include two months of these balances. At the date of acquisition, Homestead Bank had $309 million in assets, $236 million in loans and $236 million in deposits.

Balance Sheet

Loans, excluding loans held for resale, were $1.79 billion at September 30, 2006, up from $1.06 billion at September 30, 2005, an increase of 68%. Excluding acquisitions, loans increased $211.2 million or 19.9% since September 30, 2005.

Total deposits were $1.83 billion at September 30, 2006, an increase of 69% from $1.09 billion at September 30, 2005. Excluding acquisitions, deposits increased $241.8 million or 22% since September 30, 2005. Total assets increased 72% to $2.31 billion at September 30, 2006, compared to $1.35 billion at September 30, 2005. Excluding acquisitions, total assets increased $266.7 million or 19.8%, compared to September 30, 2005.

Shareholders’ equity increased $161.9 million to $302.3 million, an increase of 115% compared to September 30, 2005. The primary reasons for the increase were the acquisitions during the period, which contributed approximately $104.7 million of the increase, and the May 2006 stock offering, which contributed $35.9 million of the increase. The remaining increase is attributable to earnings, net of dividends paid.

Net Interest Income

Net interest income (on a fully tax-equivalent basis) for the third quarter of 2006 was $21.7 million, an increase of 60% when compared to the third quarter of 2005. The increase is primarily the result of the continued growth in the Company’s loan portfolio. The net interest margin (on a fully tax-equivalent basis) was 4.47% for the quarter ended September 30, 2006, compared to 4.43% for the comparable period one year ago and 4.52% for the second quarter of 2006.

Noninterest Income and Expense

Noninterest income for the third quarter of 2006 was $5.0 million versus $4.4 million for the third quarter of 2005, an increase of 13.1%. The increase is primarily attributable to an increase in service charges on deposits of approximately $431,000 resulting from organic growth of core deposits and from acquisitions during the period.

Noninterest expense for the third quarter of 2006 was $14.4 million, an increase of 41% over the third quarter 2005 level of $10.3 million. The increase is primarily attributable to a $2.4 million increase in salaries and benefits, most of which is the direct result of the Company’s significant growth through acquisitions completed since the third quarter of 2005. The increase is also related to occupancy and equipment expenses, which increased approximately $411,000 due to the addition of properties in connection with acquisitions since the third quarter of 2005. Compared to the third quarter of 2005, the Company’s efficiency ratio improved to 54.1% from 57.1%. The efficiency ratio of the Company also improved on a linked-quarter basis, as it declined from 56.5% in the second quarter of 2006.

Asset Quality

Total nonperforming assets (nonaccrual, repossessed assets and other real estate owned) were 1.05% of total loans plus other real estate owned compared to 1.27% and 0.70% at the end of the second quarter of 2006 and the third quarter of 2005, respectively. Net charge-offs to average loans increased to 0.18% for the third quarter of 2006 from 0.10% in the third quarter of 2005. The allowance for loan losses was $21.5 million at September 30, 2006, up from $13.6 million at September 30, 2005. The increase in the allowance for loan losses is primarily attributable to growth in the Company’s loan portfolio and the addition of $6.3 million of loss reserves in connection with the acquisitions during the period.

Other Information

Security Bank Corporation’s management team will host a conference call to discuss these results at 8:30 AM EDT on Thursday, October 19, 2006. This call is open to all interested parties. From locations within the United States, the call-in number is 877-407-8035 (201-689-8035 from outside the United States). Please call in 10 minutes prior to the beginning of the conference call and ask for the Security Bank Corporation conference call.

A recorded playback of the conference call will be available by calling 877-660-6853, (201-612-7415 from outside the United States) from approximately 12:00 PM EDT, Thursday, October 19th, until 11:59 PM EDT Thursday, October 26, 2006. The reservation numbers for this playback are Account #286 and Conference ID # 215784.

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This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are “tangible book value” and “return on average tangible equity.” Security Bank’s management uses these non-GAAP measures in its analysis of Security Bank’s performance. Tangible book value is defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as Security Bank that have engaged in multiple business combinations, purchase accounting requires the recording of significant amounts of goodwill related to such transactions. Return on average tangible equity is defined as earnings for the period (annualized for the quarterly period or year-to-date period, as applicable) divided by average equity reduced by average goodwill and other intangible assets, net of related deferred tax benefits.

Security Bank’s management includes this measure because it believes that it is important when measuring the Company’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and this measure is used by many investors as part of their analysis of Security Bank. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the “Reconciliation Table” in the attached schedules for a more detailed analysis of these non-GAAP performance measures and the most directly comparable GAAP measures.

About Security Bank Corporation

Security Bank Corporation is a Georgia multi-bank holding company based in Macon, Bibb County, Georgia. Security Bank Corporation operates 6 community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta. In addition, Security Bank Corporation operates a mortgage subsidiary, Fairfield Financial Services, Inc., with offices throughout Georgia.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.”

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward looking statements. These statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections and expectations for many reasons, including without limitation, changing events and trends that have influenced Security Bank Corporation’s assumptions, but are beyond Security Bank Corporation’s control. Forward-looking statements are necessarily estimates reflecting the best judgment of Security Bank Corporation senior management based upon current information and involve a number of risks and uncertainties. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility, except as required by law, for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise.

For more information, contact Rett Walker, Chief Executive Officer at 478-722-6220 or Jim McLemore, Chief Financial Officer at 478-722-6243. Media inquiries should be directed to Tom Woodbery, Marketing Director, at 478-722-6117.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
EARNINGS SUMMARY:
Net interest income (FTE)	$21,694	$13,547	60.1%	$57,680	$36,600	57.6%
Provision for Loan Losses	1,226	624	96.5%	2,595	2,203	17.8%
Noninterest Income	4,986	4,410	13.1%	14,820	12,506	18.5%
Noninterest Expense	14,432	10,256	40.7%	40,927	28,051	45.9%
Provision for Income Taxes	3,975	2,509	58.4%	10,500	6,803	54.3%
Net Income	6,940	4,489	54.6%	18,170	11,806	53.9%

PER COMMON SHARE:
Basic earnings	$0.38	$0.36	5.6%	$1.10	$0.97	13.4%
Diluted earnings	0.37	0.33	12.1%	1.08	0.94	14.9%
Cash dividends declared	0.075	0.065	15.4%	0.225	0.195	15.0%
Book value	15.78	10.87	45.2%	15.78	10.87	45.2%
Tangible book value	8.76	6.94	26.2%	8.76	6.94	26.2%

KEY PERFORMANCE RATIOS (a):
Return on average tangible equity	17.13%	20.46%		18.41%	19.29%
Return on average assets	1.28%	1.34%		1.27%	1.32%
Efficiency ratio	54.09%	57.11%		56.45%	57.12%
Net interest margin (FTE)	4.47%	4.43%		4.51%	4.43%
Net charge-offs to average loans	0.18%	0.10%		0.12%	0.12%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$211,005	$121,374	73.8%
Loans Held for Resale	8,947	9,372	-4.5%
Loans, gross	1,790,964	1,064,070	68.3%
Allowance for loan losses	21,477	13,628	57.6%
Total assets	2,314,913	1,345,566	72.0%
Deposits	1,833,005	1,086,379	68.7%
Other borrowed money	159,807	110,259	44.9%
Shareholders’ equity	302,273	140,408	115.3%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$16,946	$5,746	194.9%
Loans 90 Days Past Due and Accruing	—	—	0.0%
Other real estate owned	1,867	1,722	8.4%
Total nonperforming assets	18,813	7,468	151.9%
Allowance for loan losses/NPA’s	114.16%	182.49%
Allowance for loan losses/loans	1.20%	1.28%

(a)	Annualized based on number of days in the period, except efficiency ratio

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended September 30, 2006			Nine Months Ended September 30, 2006
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$38,075	$526	5.48%	$34,086	$1,290	5.06%
Investment securities	183,291	2,198	4.76%	159,252	5,547	4.66%
Loans Held for Resale	7,015	127	7.18%	6,748	352	6.97%
Loans	1,697,108	37,901	8.86%	1,510,230	96,714	8.56%
Other earning assets	1,238	24	7.69%	1,238	71	7.67%
Total earning assets	1,926,727	40,776	8.40%	1,711,554	103,974	8.12%
Non-earning assets	230,570			202,617

Total assets	$2,157,297			$1,914,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$486,099	$4,302	3.51%	$435,750	$10,016	3.07%
Time deposits	1,080,456	13,047	4.79%	928,040	30,641	4.41%
Other borrowings	115,963	1,733	5.93%	134,178	5,637	5.62%
Total interest-bearing liabilities	1,682,518	19,082	4.50%	1,497,968	46,294	4.13%
Noninterest-bearing liabilities:
Noninterest bearing deposits	172,393			164,909
Other noninterest-bearing liabilities	18,449			16,935
Total liabilities	$1,873,360			$1,679,812

Shareholders’ Equity	283,937			234,359

Total liabilities and shareholders’ equity	$2,157,297			$1,914,171

Interest rate spread			3.90%			3.99%

Net interest income		$21,694			$57,680

Net interest margin (FTE)		4.47%			4.51%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2006			2005					2004
	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter
Period-End Balance Sheet
Total Assets	$2,314,913	$1,974,376	$1,912,841	$1,662,413	$1,662,413	$1,345,566	$1,329,629	$1,116,123	$1,063,485	$1,063,485	$1,012,647
Total Securities	211,005	163,378	146,932	150,986	150,986	121,374	122,763	112,703	111,412	111,412	115,325
Mortgage Loans held for Sale	8,947	12,201	7,776	5,562	5,562	9,372	7,413	6,384	7,507	7,507	9,363
Loans:
Commercial:
Real-Estate	884,417	705,072	699,215	609,010	609,010	418,020	423,720	412,779	406,654	406,654	402,458
Construction	553,296	460,131	430,585	334,114	334,114	316,701	309,270	232,629	192,181	192,181	155,400
All Other	111,075	101,740	103,396	95,688	95,688	137,879	126,290	69,983	71,081	71,081	61,039
Residential:
Consumer Real-Estate	151,559	151,633	155,031	163,874	163,874	118,679	116,119	115,168	115,470	115,470	115,503
Consumer Construction	30,332	32,057	30,376	19,750	19,750	19,371	20,041	17,835	18,953	18,953	17,088
All Other Consumer	60,285	50,330	51,089	49,683	49,683	53,420	46,285	42,097	41,426	41,426	40,833
Total Loans	1,790,964	1,500,963	1,469,692	1,272,119	1,272,119	1,064,070	1,041,725	890,491	845,765	845,765	792,321
Allowance for loan losses	21,477	18,190	17,812	16,148	16,148	13,628	13,264	11,357	10,903	10,903	10,465
Other Assets:
Other earning assets:	49,612	82,265	78,567	41,330	41,330	23,928	45,141	18,846	20,898	20,898	14,076
Total Earning Assets:	2,060,528	1,758,807	1,702,967	1,469,997	1,469,997	1,218,744	1,217,042	1,028,424	985,582	985,582	931,085
Intangibles:
Goodwill	131,162	103,014	102,659	74,582	74,582	49,677	50,507	31,852	28,579	28,579	28,579
Core-Deposit	5,356	4,907	5,129	4,687	4,687	1,498	1,580	542	585	585	628
Deposits:
Demand Deposits	173,129	172,023	168,235	156,698	156,698	137,295	121,600	115,241	119,545	119,545	109,136
Interest bearing deposits	1,659,876	1,403,986	1,362,149	1,134,555	1,134,555	949,084	952,487	791,833	723,013	723,013	682,066
Total Deposits	1,833,005	1,576,009	1,530,384	1,291,253	1,291,253	1,086,379	1,074,087	907,074	842,558	842,558	791,202
Fed Funds purchased & repo agreements	35,819	20,030	18,271	43,876	43,876	10,052	5,714	12,469	21,811	21,811	20,972
Other borrowed funds	123,988	112,465	125,665	128,265	128,265	100,207	94,007	77,707	85,693	85,693	89,840
Common Equity	302,273	257,780	217,641	179,305	179,305	140,408	137,019	110,968	106,671	106,671	104,154

Average Balance Sheet
Total Assets	$2,157,297	$1,906,800	$1,673,006	$1,238,033	$1,353,208	$1,326,590	$1,184,441	$1,082,503	$972,091	$1,027,551	$994,605
Total Securities	183,291	151,542	142,473	116,110	117,857	123,002	115,694	107,674	103,896	113,085	105,948
Mortgage Loans held for Sale	7,015	8,011	5,200	6,726	6,754	8,769	6,132	5,167	6,955	6,455	7,429
Loans:
Commercial:
Real-Estate	818,912	701,309	624,990	432,199	472,728	423,215	420,250	412,048	399,341	405,831	417,861
Construction	524,265	450,386	385,784	284,620	331,779	319,456	270,505	215,265	141,240	175,867	143,811
All Other	107,702	101,461	93,284	99,034	102,402	134,147	87,386	71,513	61,297	62,406	61,193
Residential:
Consumer Real-Estate	151,332	153,272	157,463	116,890	119,560	117,944	115,347	114,644	114,399	115,952	112,151
Consumer Construction	30,658	30,279	20,480	18,883	19,189	19,539	18,662	18,125	17,849	18,158	16,768
All Other Consumer	64,239	58,105	52,788	45,900	45,985	50,465	44,783	42,483	41,148	42,564	41,914
Total Loans	1,697,108	1,494,812	1,334,789	997,526	1,091,643	1,064,766	956,933	874,078	775,274	820,778	793,698
Other Assets:
Other earning assets:	39,313	45,829	20,624	16,840	17,800	17,327	18,467	13,729	10,457	9,061	10,208
Total Earning Assets:	1,926,727	1,700,194	1,503,086	1,137,202	1,234,054	1,213,864	1,097,226	1,000,648	896,582	949,379	917,283

Deposits:
Demand Deposits	172,393	166,941	155,181	119,867	131,616	122,600	116,899	108,057	105,695	111,249	106,740
Interest bearing deposits
Savings	18,645	20,359	21,036	19,969	18,648	19,646	20,821	20,782	19,299	19,620	20,029
NOW	335,152	307,630	240,033	158,264	198,465	175,373	141,396	116,830	81,385	93,356	78,070
Money Market	132,302	103,540	127,480	80,640	78,800	83,961	81,233	78,542	85,886	80,011	88,879
Time deposits > $100,000	608,483	542,530	445,970	317,143	355,908	349,889	304,208	257,372	195,271	223,083	204,094
Time deposits < $100,000	471,973	386,389	325,379	305,609	312,576	324,000	298,644	286,742	293,068	289,686	296,809
Total Deposits	1,738,948	1,527,389	1,315,079	1,001,492	1,096,013	1,075,469	963,201	868,325	780,604	817,005	794,621
Fed Funds purchased & repo agreements	26,036	23,230	24,608	16,295	19,704	12,224	15,899	17,256	10,871	13,423	9,791
Other borrowed funds	89,927	102,493	136,740	83,754	86,260	89,601	76,511	82,205	80,024	84,631	80,812
Common Equity	283,937	235,731	182,219	126,461	141,576	138,246	118,365	107,792	94,453	105,184	101,958

Income Statement
Interest Income	$40,669	$34,214	$28,783	$78,192	$22,860	$21,444	$18,023	$15,865	$53,926	$14,717	$13,824
Interest Expense	19,082	15,142	12,070	27,839	8,864	7,976	6,162	4,837	14,373	4,135	3,669
Net Interest Income	21,587	19,072	16,713	50,353	13,996	13,468	11,861	11,028	39,553	10,582	10,155
Loan loss provision	1,226	739	630	2,833	630	624	804	775	2,819	852	529
Service charges on deposit accounts	2,387	2,335	2,104	7,351	1,940	1,956	1,858	1,597	6,450	1,704	1,636
Mortgage banking revenues	1,231	1,433	1,251	4,539	1,040	1,333	1,207	959	4,931	1,019	1,425
Other income	1,368	1,149	1,562	4,713	1,117	1,121	1,517	958	3,452	1,426	627
Total noninterest income	4,986	4,917	4,917	16,603	4,097	4,410	4,582	3,514	14,833	4,149	3,688
Salaries and benefits	8,497	7,804	7,762	22,811	6,044	6,115	5,598	5,054	18,629	4,916	4,759
Occupancy and equipment	1,396	1,459	1,296	3,785	1,048	985	906	846	3,365	851	866
Other noninterest expense	4,539	4,351	3,823	12,032	3,485	3,156	2,828	2,563	10,314	2,844	2,581
Total noninterest expense	14,432	13,614	12,881	38,628	10,577	10,256	9,332	8,463	32,308	8,611	8,206
Pre-tax earnings	10,915	9,636	8,119	25,495	6,886	6,998	6,307	5,304	19,259	5,268	5,108
Income Taxes	3,975	3,546	2,979	9,310	2,507	2,509	2,397	1,897	6,940	1,851	1,898
Net income	$6,940	$6,090	$5,140	$16,185	$4,379	$4,489	$3,910	$3,407	$12,319	$3,417	$3,210

Basic earnings per share (3)	$0.38	$0.36	$0.36	$1.31	$0.34	$0.36	$0.32	$0.29	$1.10	$0.29	$0.28
Diluted earnings per share (3)	0.37	0.36	0.35	1.27	0.33	0.33	0.32	0.29	1.07	0.29	0.27
End of period shares outstanding (3)	19,161,507	17,519,112	15,782,125	14,386,960	14,386,960	12,911,550	12,851,640	11,755,982	11,639,810	11,639,810	11,625,170
Weighted average diluted shares o/s (3)	18,971,126	16,910,380	14,784,856	12,736,544	13,316,163	13,218,030	12,374,075	11,970,224	11,482,830	11,922,292	11,837,508
Tax equivalent adjustment	107	100	101	324	81	79	82	82	359	89	91
Net interest income (FTE)	21,694	19,172	16,814	50,677	14,077	13,547	11,943	11,110	39,912	10,671	10,246
Effective Tax Rate	36.42%	36.80%	36.69%	36.52%	36.41%	35.85%	38.00%	35.77%	36.04%	35.14%	37.16%

Stock and related per share data: (3)
Book value	$15.78	$14.71	$13.79	$12.46	$12.46	$10.87	$10.66	$9.44	$9.16	$9.16	$8.96
Tangible book value	8.76	8.66	7.08	7.08	7.08	6.94	6.65	6.69	6.68	6.68	6.46
Dividends declared per share	0.075	0.075	0.075	0.26	0.065	0.065	0.065	0.065	0.22	0.055	0.055

Other Key Ratios/Data:
Return on average tangible equity (2)	17.13%	18.81%	19.92%	19.30%	19.15%	20.46%	19.64%	17.64%	18.76%	17.90%	17.50%
Return on average assets (2)	1.28%	1.28%	1.25%	1.31%	1.28%	1.34%	1.32%	1.28%	1.27%	1.32%	1.28%
Net interest margin (FTE) (2)	4.47%	4.52%	4.54%	4.46%	4.53%	4.43%	4.37%	4.50%	4.45%	4.47%	4.44%
Efficiency ratio (FTE)	54.09%	56.51%	59.27%	57.42%	58.20%	57.11%	56.47%	57.87%	59.02%	58.10%	58.89%
Tangible Equity/Tangible Assets	7.70%	8.12%	6.19%	6.42%	6.42%	6.93%	6.69%	7.27%	7.51%	7.51%	7.64%

Loan Performance Data:
Nonaccrual loans	$16,946	$17,269	$8,171	$6,997	$6,997	$5,746	$5,200	$5,761	$6,214	$6,214	$5,909
Loans 90 Days Past Due and Accruing	—	—	—	—	—	—	59	—	—	—	—
Other real estate owned (ORE)	1,867	1,817	2,488	2,394	2,394	1,722	1,467	938	1,991	1,991	1,857
Total nonperforming assets	18,813	19,086	10,659	9,391	9,391	7,468	6,726	6,699	8,205	8,205	7,766
Net charge-offs	789	361	198	1,219	321	260	317	321	1,323	414	160
Allowance for loan losses/NPA’s	114.16%	95.31%	167.11%	171.95%	171.95%	182.49%	197.20%	169.53%	132.88%	132.88%	134.75%
Allowance for loan losses/loans	1.20%	1.21%	1.21%	1.27%	1.27%	1.28%	1.27%	1.28%	1.29%	1.29%	1.32%
NPA’s/Loans plus ORE	1.05%	1.27%	0.72%	0.74%	0.74%	0.70%	0.64%	0.75%	0.97%	0.97%	0.98%
Nonperforming assets/total assets	0.81%	0.97%	0.56%	0.56%	0.56%	0.56%	0.51%	0.60%	0.77%	0.77%	0.77%
Net charge-offs to average loans (1)	0.18%	0.10%	0.06%	0.12%	0.12%	0.10%	0.13%	0.15%	0.17%	0.20%	0.08%

(1)	Annualized
(2)	The actual number of days in the period were used to annualize income
(3)	Adjusted for 2-for-1 stock split effective May 27, 2005

	2006			2005					2004
	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter
Reconciliation Table- GAAP to non-GAAP:

Book Value per share	$15.78	$14.71	$13.79	$12.46	$12.46	$10.87	$10.66	$9.44	$9.16	$9.16	$8.96
Effect of intangible assets per share	(7.02)	(6.05)	(6.71)	(5.38)	(5.38)	(3.93)	(4.01)	(2.75)	(2.48)	(2.48)	(2.50)
Tangible book value	$8.76	$8.66	$7.08	$7.08	$7.08	$6.94	$6.65	$6.69	$6.68	$6.68	$6.46

Equity	$302,273	$257,780	$217,641	$179,305	$179,305	$140,408	$137,019	$110,968	$106,671	$106,671	$104,154
Intangible assets	136,518	107,921	107,788	79,269	79,269	51,175	52,087	32,394	29,164	29,164	29,207
Less tax effect of Core-Deposit (38%)	(2,035)	(1,865)	(1,949)	(1,781)	(1,781)	(569)	(600)	(206)	(222)	(222)	(239)

Tangible equity	$167,790	$151,724	$111,802	$101,817	$101,817	$89,802	$85,532	$78,780	$77,729	$77,729	$75,186

Assets	$2,314,913	$1,974,376	$1,912,841	$1,662,413	$1,662,413	$1,345,566	$1,329,629	$1,116,123	$1,063,485	$1,063,485	$1,012,647
Intangible assets	134,483	106,056	105,839	77,488	77,488	50,606	51,487	32,188	28,942	28,942	28,968
Tangible assets	$2,180,430	$1,868,320	$1,807,002	$1,584,925	$1,584,925	$1,294,960	$1,278,142	$1,083,935	$1,034,543	$1,034,543	$983,679

Equity/Assets	13.06%	13.06%	11.38%	10.79%	10.79%	10.43%	10.31%	9.94%	10.03%	10.03%	10.29%
Effect of intangible assets	-5.36%	-4.94%	-5.19%	-4.36%	-4.36%	-3.50%	-3.61%	-2.67%	-2.52%	-2.52%	-2.65%
Tangible Equity/Tangible Assets	7.70%	8.12%	6.19%	6.42%	6.42%	6.93%	6.69%	7.27%	7.51%	7.51%	7.64%

Average Equity	$283,937	$235,731	$182,219	$126,461	$141,576	$138,246	$118,365	$107,792	$94,453	$105,184	$101,958
Average Intangible assets	125,227	107,763	79,313	43,025	51,446	51,782	38,851	29,649	29,295	29,660	29,234
Less tax effect of Core-Deposit (38%)	(2,006)	(1,918)	(1,754)	(429)	(571)	(587)	(337)	(206)	(505)	(411)	(249)

Average tangible equity	$160,716	$129,886	$104,660	$83,865	$90,701	$87,051	$79,851	$78,349	$65,663	$75,935	$72,973

Net Income (a)	$27,534	$24,427	$20,846	$16,185	$17,373	$17,810	$15,685	$13,817	$12,319	$13,594	$12,770

Return on average tangible equity	17.13%	18.81%	19.92%	19.30%	19.15%	20.46%	19.64%	17.64%	18.76%	17.90%	17.50%

(a)	The actual number of days in the period were used to annualize income